Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

EDC Holding Limited:

We consent to the use of our report dated May 20, 2016, with respect to the consolidated statement of comprehensive loss and the consolidated statement of cash flows of EDC Holding Limited for the six-month period ended June 30, 2014, included herein and to the reference to our firm under the heading “Experts” in the registration statement.

/s/ KPMG Huazhen LLP

Shanghai, China

July 14, 2016